Exhibit 99.1

Energy Recovery Achieves Record-Breaking Fourth Quarter and Fiscal Year 2021 Product Revenue

SAN LEANDRO, Calif. - February 24, 2022 - Energy Recovery, Inc. (Nasdaq:ERII) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2021. The Company achieved 13% product revenue growth for the fiscal year 2021 across all business segments.

“We are pleased to report another year of record revenue in 2021. This achievement reflects the important role our products play in reliably delivering energy and cost savings, as well as emissions reduction for critical industries. Additionally, our performance highlights the ability of our team to adapt and perform at the highest level, despite the many challenges presented by the global pandemic,” said Robert Mao, Chairman, President and Chief Executive Officer of Energy Recovery.

“We are well down the clear and disciplined path we defined two years ago for our industrial wastewater treatment and refrigeration businesses. We have announced multiple contracts for the Ultra PX™ for use in multiple industrial wastewater treatment applications. Furthermore, we are in discussions with several refrigeration rack manufacturers in North America and Europe and have signed our first agreement with one of these manufacturers for the joint development of a PX-centric next generation CO2 system utilizing our PX G1300,” Mr. Mao continued.

“Energy Recovery’s core strategy remains focused on accelerating the achievement of greater sustainability in critical industries with our PX technology. We are delivering on this promise, and through continuing innovation and dedication to delivering results, we are poised to continue our growth in the years to come.”

Financial Results

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except net income per share, percentages and basis points)
Product revenue	$33.6	$26.4	27%	$103.9	$92.1	13%
License and development revenue (1)	—	—	—%	—	26.9	(100%)
Total revenue	$33.6	$26.4	27%	$103.9	$119.0	(13%)

Product gross profit	$23.2	$18.2	27%	$71.2	$63.8	12%
Product gross margin	68.9%	69.0%	(10) bps	68.6%	69.3%	(70) bps

Operating expense	$17.2	$14.4	19%	$57.4	$59.4	(3%)
Operating income	$6.0	$3.8	57%	$13.8	$31.3	(56%)

Net income	$5.3	$3.5	52%	$14.3	$26.4	(46%)
Diluted net income per share	$0.09	$0.06	$0.03	$0.24	$0.47	$(0.23)

Operating cash flow	$6.2	$6.5	$(0.3)	$13.5	$16.9	$(3.3)
Cash and investments	$108.0	$114.7	(6%)	$108.0	$114.7	(6%)

(1)In June 2020, the Company terminated the VorTeq License Agreement with Schlumberger Technology Corporation. As there were no future performance obligations to be recognized under the VorTeq License Agreement after the effective date, the Company recognized in full the remaining deferred revenue balance of $24.4 million in the second quarter of fiscal year 2020. In addition, no future license and development revenue was recognized under the VorTeq License Agreement after the second quarter of fiscal year 2020.

Product Channel Revenue

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except percentages)
Megaproject	$25.1	$19.6	28%	$75.4	$66.8	13%
Original equipment manufacturer	5.7	4.1	37%	17.6	15.8	11%
Aftermarket	2.8	2.7	5%	10.9	9.5	15%
Total product revenue	$33.6	$26.4	27%	$103.9	$92.1	13%

“We comfortably exceeded our guidance for the year by 3% following historic high fourth quarter revenue. In addition, operating expenditures were only 55% of product revenue, which is a significant decrease from 2020 and within guidance,” said Joshua Ballard, Chief Financial Officer of Energy Recovery. “Operating cash flow remained largely in line with 2020 even after making significant investments in inventories to protect against supply chain disruptions and growing inflation. We continue to show improvement in our base operations, increasing profitability and cash flows as we follow through on our strategy of disciplined growth. Overall, a very strong financial year for Energy Recovery.”

Fourth Quarter 2021 Business Highlights
Water Segment
1.We successfully balanced supply chain challenges to deliver recording-breaking product revenue of $33.6 million.
2.Product gross margin came within guidance and in-line with recent quarters. We continue to invest in improving our PX devices and modernizing our manufacturing to ensure continued high-quality production with even greater efficiency.
3.Operating expenses in this segment increased quarter-over-quarter due primarily to an increase in employee-related costs and R&D expenses.

Emerging Technologies Segment
1.We continued our efforts to advance our overall PX and CO2 commercial refrigeration technology as well as to prepare and enhance our production, safety and testing measures for successful deployment of our first CO2 commercial installation.
2.Operating expenses in this segment increased quarter-over-quarter, due primarily to an increase in expenditures for development of industrial and commercial refrigeration, including higher employee-related costs, partially offset by lower VorTeq-related expenses.

Fiscal Year 2021 Business Highlights
1.New large greenfield plant installations and brownfield retrofits, and plant level resupply of critical components drove product revenues to exceed $100 million.
2.Announced the first contract of our PX G1300 to a U.S. supermarket chain.
3.Announced contracts to supply the Ultra PX to support the IWW treatment operations of two Chinese lithium-ion battery manufacturing facilities, as well as contracts with chemical manufacturing, landfill leachate and natural gas plants in China.
4.Announced our joint-marketing effort with a global leader in purification and specialty-separation technologies, to spread the knowledge of advanced solutions improving the efficiency of many industrial wastewater treatment systems and the benefits of pairing our Ultra PX with third-party membranes in industrial wastewater treatment systems.
5.Entered into a new $50 million credit agreement with JPMorgan Chase Bank, N.A. in December 2021 to replace our existing $16 million loan and pledge agreement with Citibank, N.A. This new credit agreement will provide us with additional capital for growth and expansion into emerging markets utilizing our pressure exchanger technology.

Bottom Line Summary
On a quarterly basis, we reported a net income of $5.3 million, or $0.09 per diluted share, for the fourth quarter ended December 31, 2021, compared to a net income of $3.5 million, or $0.06 per diluted share, for the fourth quarter ended December 31, 2020.

On an annual basis, we reported a net income of $14.3 million, or $0.24 per diluted share, for the year ended December 31, 2021, compared to a net income of $26.4 million, or $0.47 per diluted share, for the year ended December 31, 2020, which included license and development revenue of $26.9 million related to the VorTeq License Agreement which was terminated in 2020.

Cash Flow Highlights
The Company finished the fourth quarter ended December 31, 2021 with cash and cash equivalents of $74.4 million, and short-term and long-term investments of $33.6 million, which represents a combined total of $108.0 million. In the third quarter of 2021, we began shifting our investment strategy from holding cash in money market funds to investing in debt securities due to the strengthening of the economic environment.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s products play an important role in reliably delivering energy, emissions and cost savings for critical industries; that the Company is well down the clear and disciplined path for our industrial wastewater treatment and refrigeration business; and that we are poised to continue our growth in the years to come. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2020, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including Non-GAAP income (loss) from operations. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call to Discuss Fourth Quarter and Year End 2021 Financial Results
LIVE CONFERENCE CALL:
Thursday, February 24, 2022, 2:00 PM PT / 5:00 PM ET
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13726065

CONFERENCE CALL REPLAY:
Expiration: Thursday, March 24, 2022
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13726065

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com/websites/energyrecover/English/2200/calendar.html. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery creates technologies that solve complex challenges for industrial fluid-flow markets worldwide. Building on our pressure exchanger technology platform, we design and manufacture solutions that make industrial processes more efficient and sustainable. What began as a game-changing invention for desalination has grown into a global business accelerating the environmental sustainability of customers’ operations in multiple industries. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$74,358	$94,255
Short-term investments	31,332	20,446
Accounts receivable, net	20,615	11,792
Inventories, net	20,383	11,748
Prepaid expenses and other assets	5,075	4,950
Total current assets	151,763	143,191
Long-term investments	2,298	—
Deferred tax assets, net	11,421	11,030
Property and equipment, net	20,361	20,176
Operating lease, right of use asset	14,653	16,090
Goodwill and other intangible assets	12,827	12,839
Other assets, non-current	367	988
Total assets	$213,690	$204,314
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$909	$1,118
Accrued expenses and other liabilities	13,994	11,816
Lease liabilities	1,564	1,243
Contract liabilities	3,318	1,552
Total current liabilities	19,785	15,729
Lease liabilities, non-current	14,879	16,443
Other liabilities, non-current	247	518
Total liabilities	34,911	32,690

Stockholders’ equity:
Common stock	64	62
Additional paid-in capital	195,593	179,161
Accumulated other comprehensive (loss) income	(149)	53
Treasury stock	(53,832)	(30,486)
Retained earnings	37,103	22,834
Total stockholders’ equity	178,779	171,624
Total liabilities and stockholders’ equity	$213,690	$204,314

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per share data)
Product revenue	$33,576	$26,426	$103,904	$92,091
Product cost of revenue	10,419	8,200	32,670	28,249
Product gross profit	23,157	18,226	71,234	63,842

License and development revenue	—	—	—	26,895

Operating expenses:
General and administrative	6,530	6,768	25,162	25,519
Sales and marketing	3,924	2,351	12,160	8,127
Research and development	6,727	5,290	20,069	23,449
Amortization of intangible assets	3	4	12	16
Impairment of long-lived assets	—	—	—	2,332
Total operating expenses	17,184	14,413	57,403	59,443
Income from operations	5,973	3,813	13,831	31,294

Other income (expense):
Interest income	25	104	204	913
Other non-operating expense, net	(10)	(15)	(31)	(74)
Total other income, net	15	89	173	839
Income before income taxes	5,988	3,902	14,004	32,133
(Benefit from) provision for income taxes	725	449	(265)	5,746
Net income	$5,263	$3,453	$14,269	$26,387

Net income per share:
Basic	$0.09	$0.06	$0.25	$0.47
Diluted	$0.09	$0.06	$0.24	$0.47

Number of shares used in per share calculations:
Basic	56,818	56,113	56,993	55,709
Diluted	58,502	57,261	58,723	56,637

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$14,269	$26,387
Adjustments to reconcile net income to cash provided by operating activities
Stock-based compensation	6,053	4,787
Depreciation and amortization	5,939	5,299
Amortization of premiums and discounts on investments	570	390
Deferred income taxes	(391)	5,867
Impairment of long-lived assets	—	2,332
Other non-cash adjustments	955	395
Changes in operating assets and liabilities:
Accounts receivable, net	(8,823)	1,098
Contract assets	1,399	(1,200)
Inventories, net	(8,766)	(1,622)
Prepaid and other assets	314	415
Accounts payable	(155)	(205)
Accrued expenses and other liabilities	396	153
Contract liabilities	1,766	(27,226)
Net cash provided by operating activities	13,526	16,870
Cash flows from investing activities:
Sales of marketable securities	—	10,573
Maturities of marketable securities	35,019	55,667
Purchases of marketable securities	(48,903)	(12,855)
Capital expenditures	(6,679)	(6,785)
Net cash (used in) provided by investing activities	(20,563)	46,600
Cash flows from financing activities:
Net proceeds from issuance of common stock	10,554	4,397
Tax payment for employee shares withheld	—	(23)
Repurchase of common stock	(23,346)	—
Net cash (used in) provided by financing activities	(12,792)	4,374
Effect of exchange rate differences on cash and cash equivalents	(68)	26
Net change in cash, cash equivalents and restricted cash	(19,897)	67,870
Cash, cash equivalents and restricted cash, beginning of year	94,358	26,488
Cash, cash equivalents and restricted cash, end of year	$74,461	$94,358

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended December 31, 2021				Three Months Ended December 31, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$33,576	$—	$—	$33,576	$26,396	$30	$—	$26,426
Product cost of revenue	10,419	—	—	10,419	8,190	10	—	8,200
Product gross profit	23,157	—	—	23,157	18,206	20	—	18,226

Operating expenses
General and administrative	1,562	1,308	3,660	6,530	2,755	1,409	2,604	6,768
Sales and marketing	3,024	202	698	3,924	1,651	291	409	2,351
Research and development	731	5,996	—	6,727	388	4,902	—	5,290
Amortization of intangible assets	3	—	—	3	4	—	—	4
Total operating expenses	5,320	7,506	4,358	17,184	4,798	6,602	3,013	14,413
Operating income (loss)	$17,837	$(7,506)	$(4,358)	5,973	$13,408	$(6,582)	$(3,013)	3,813
Other income, net				15				89
Income before income taxes				$5,988				$3,902

	Year Ended December 31, 2021				Year Ended December 31, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$103,851	$53	$—	$103,904	$92,061	$30	$—	$92,091
Product cost of revenue	32,670	—	—	32,670	28,239	10	—	28,249
Product gross profit	71,181	53	—	71,234	63,822	20	—	63,842

License and development revenue	—	—	—	—	—	26,895	—	26,895

Operating expenses
General and administrative	6,330	5,162	13,670	25,162	9,172	5,410	10,937	25,519
Sales and marketing	9,559	937	1,664	12,160	5,958	1,192	977	8,127
Research and development	2,589	17,480	—	20,069	2,973	20,476	—	23,449
Amortization of intangible assets	12	—	—	12	16	—	—	16
Impairment of long-lived assets	—	—	—	—	—	2,332	—	2,332
Total operating expenses	18,490	23,579	15,334	57,403	18,119	29,410	11,914	59,443
Operating income (loss)	$52,691	$(23,526)	$(15,334)	13,831	$45,703	$(2,495)	$(11,914)	31,294
Other income, net				173				839
Income before income taxes				$14,004				$32,133

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. Our Non-GAAP income (loss) from operations is determined by subtracting the license and development revenue and adding back the impairment of long-lived assets, both related to the VorTeq License Agreement activities.

	Years Ended December 31,
	2021	2020	2019
	(In thousands)
GAAP income from operations	$13,831	$31,294	$10,364
Adjustments:
License and development revenue	—	(26,895)	(14,108)
Impairment of long-lived assets	—	2,332	—
Non-GAAP income (loss) from operations	$13,831	$6,731	$(3,744)